99.1

HONG KONG WAI BO INTERNATIONAL LIMITED

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2009 AND 2010

(UNAUDITED)

HONG KONG WAI BO INTERNATIONAL LIMITED
INDEX TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010

HONG KONG WAI BO INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEETS

(US dollars in thousands, except share data)

	December 31,	September 30,
	2009	2010
		(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$22,131	$23,440
Trade accounts receivable	18,117	9,035
Inventories	1,199	2,299
Prepayments and other receivables	405	468

Total current assets	41,852	35,242
Property, plant and equipment, net	8,215	7,793

Total assets	$50,067	$43,035

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$14	$284
Accruals and other payables	1,800	1,902
Income taxes payable	2,623	2,898
Short-term borrowings	3,631	2,990
Dividends payable	22,809	-
Due to shareholders	596	1,650

Total liabilities (all current)	31,473	9,724

Commitments and contingencies

Shareholders’ equity:
Ordinary shares, par value $0.13 per share; authorized 56,500,000 shares; issued and outstanding 56,500,000 shares as of December 31, 2009 and September 30, 2010	7,281	7,281
Statutory reserve	5,425	5,425
Retained earnings	2,103	16,259
Accumulated other comprehensive income	3,785	4,346
Total shareholders’ equity	18,594	33,311

Total liabilities and shareholders’ equity	$50,067	$43,035

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

	Three Months Ended September 30		Nine Months Ended September 30,
	2009	2010	2009	2010

Sales	$15,630	$18,707	$38,422	$47,698
Cost of sales	(8,538)	(13,183)	(22,008)	(29,782)

Gross margin	7,092	5,524	16,414	17,916
Operating expenses	(1,033)	(526)	(2,457)	(2,404)
Income from operations	6,059	4,998	13,957	15,512

Interest expense	(30)	(37)	(148)	(115)
Interest income and other	51	27	114	346
	21	(10)	(34)	231

Income before income taxes	6,080	4,988	13,923	15,743
Income tax expense	(642)	(474)	(1,438)	(1,587)

Net income	$5,438	$4,514	$12,485	$14,156

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010

(UNAUDITED)

(US dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010

Net income	$5,438	$4,514	$12,485	$14,156
Other comprehensive income:
Foreign currency translation adjustments	26	164	5	561

Total comprehensive income	$5,464	$4,678	$12,490	$14,717

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands, except share data)

	Ordinary shares		Statutory reserve	Retained earnings	Accumulated other comprehensive income	Total
	Shares	Amount

Balances at January 1, 2009	2	$-	$5,200	$3,292	$3,803	$12,295
Issuance of shares	56,499,998	7,281	-	-	-	7,281
Net income	-	-	-	12,485	-	12,485
Foreign currency translation adjustments	-	-	-	-	5	5

Balances at September 30, 2009	56,500,000	$7,281	$5,200	$15,777	$3,808	$32,066

Balances at January 1, 2010	56,500,000	$7,281	$5,425	$2,103	$3,785	$18,594

Net income	-	-	-	14,156	-	14,156

Foreign currency translation adjustments	-	-	-	-	561	561

Balances at September 30, 2010	56,500,000	$7,281	$5,425	$16,259	$4,346	$33,311

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

	Nine Months Ended September 30,
	2009	2010

Operating activities:
Net income	$12,485	$14,156

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	728	740

Changes in operating assets and liabilities:
Trade accounts receivable	6,488	9,309
Inventories	(186)	(1,058)
Prepayments and other receivables	(414)	(56)
Income taxes payable	412	275
Trade accounts payable	148	265
Accruals and other payables	(416)	64

Net cash provided by operating activities	19,245	23,695

Investing activities:
Acquisitions of property, plant and equipment	(9)	(158)
Net cash used in investing activities	(9)	(158)

Financing activities:
Proceeds from short-term debt	-	1,471
Payments on short-term debt	-	(2,176)
Payment of dividends	-	(22,775)
Advances from shareholders	7,057	1,117
Repayment of advances from shareholders	(9,517)	-

Net cash used in financing activities	(2,460)	(22,363)

Increase in cash and cash equivalents	16,776	1,174
Effect of exchange rates on changes in cash and cash equivalents	(2)	135
Cash and cash equivalents, beginning of period	4,388	22,131

Cash and cash equivalents, end of the period	$21,162	$23,440

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$148	$115
Income taxes	$1,026	$1,312
Noncash investing and financing activities:
Issuance of shares offset with amounts due to shareholders	$7,281	$-

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

1.	ORGANIZATION AND BUSINESS OF THE COMPANY

ORGANIZATION:

These are the consolidated financial statements of Hong Kong Wai Bo International Limited (“HK Wai Bo” or the “Company”).  The chairman of the board and chief executive officer of the Company is Ms. Joanny Kwok (“Ms. Kwok”).   HK Wai Bo, through its wholly-owned operating subsidiaries, Yunnan Zhaoyang Weili Starch Co., Ltd. (“Yunnan WeiLi”), Guizhou Province Weining Weili Starch Co., Ltd. (“Guizhou WeiLi”), Gansu Weibao Starch Co., Ltd. (“Gansu WeiBao”), and Yunnan WeiBao Modified Starch Limited (“Yunnan WeiBao”) is principally engaged in the business of processing potatoes and selling potato starch products.  HK Wai Bo and its operating subsidiaries are collectively referred to herein as (the “Group”).

On October 21, 2010, HK Wai Bo’s shareholders transferred 100% of the outstanding shares of the Company to CFO Consultants, Inc. (“CFO Consultants”), a publicly traded US shell company, in exchange for 361,920,000 shares of common stock of CFO Consultants (the “Share Exchange”), equal to 96% of the issued and outstanding shares of CFO Consultants on a fully diluted basis, after giving effect to the conversion of an outstanding convertible note of CFO Consultants held by a third party.  The shareholders of HK Wai Bo have designated that their shares of CFO Consultants are to be held in Kai Bo Holdings Limited, a Bermuda Holding Company.

The Share Exchange is being accounted for as a reverse acquisition and a recapitalization of HK Wai Bo.  HK Wai Bo is the acquirer for accounting purposes and CFO Consultants is treated as the acquired company.  Accordingly, as of the date of exchange, HK Wai Bo’s historical financial statements for the periods prior to the acquisition become those of CFO Consultants retroactively restated for, and giving effect to, the number of shares received in the Share Exchange.  The retained earnings of HK Wai Bo are carried forward after the acquisition.

BUSINESS:

The Group mainly focuses on serving the local market in the Peoples Republic of China (the “PRC”).  Currently, the Group’s products are sold to customers in twelve provinces and four municipalities in the PRC.  Sales of the Group’s products are generated using a combination of direct sales and distributor agreements. The Group created the “Weibao” and “Jiabao” brands with emphasis on high quality, purity, whiteness and consistency.  The Weibao brand is targeted at industrial users such as food and pharmaceutical manufacturers, while the Jiabao brand is targeted at food service operators such as restaurants, caterers and the customer retail market.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

2.	BASIS OF PRESENTATION

The interim consolidated financial statements have been prepared by management without audit.  Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations.  These financial statements should be read in conjunction with the financial statements and the notes thereto in the Group’s annual audited financial statements for the years ended December 31, 2007, 2008 and 2009, which are included as an exhibit to a Form 8-K filed by CFO Consultants with the SEC on October 22, 2010.  Amounts as of December 31, 2009 are derived from those audited consolidated financial statements.  In the unaudited interim consolidated financial statements, the same accounting policies, methods of computation, and presentation have been followed as were those applied in the December 31, 2009 audited consolidated financial statements.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities.  Actual results could differ from these estimates.

In the opinion of the management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Group as of September 30, 2010, and the results of their operations for the three and nine months ended September 30, 2009 and 2010, cash flows for the nine months ended September 30, 2009 and 2010, and changes in shareholders’ equity for the nine month periods ended September 30, 2009 and 2010, have been made.  The Group’s operations are seasonal; therefore, the results of operations for the three and nine months ended September 30, 2010, are not necessarily indicative of the operating results for the full year.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

3.	SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES

Information about the organization of the Group, significant accounting policies, and recent accounting standards are included in the Group’s December 31, 2009 consolidated financial statements. However, certain selected accounting policies are described below:

(a)	Inventories

Inventory is stated at the lower of cost or market. Inventory is valued using the weighted average method, which approximates actual cost. Capitalized costs include materials, labor and manufacturing overhead related to the purchase and production of inventories.  Excess and obsolete inventory reserves are established based upon the Group’s evaluation of the quantity of inventory on hand relative to demand.

(b)	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for routine repairs and maintenance are expensed as incurred.

Depreciation is calculated on the straight-line basis over each asset’s estimated useful life down to the estimated residual value of each asset. Estimated useful lives are as follows:

Land use rights	52-55 years

Buildings	20 years

Motor vehicles	5 years

Plant and machinery	10 years

Other equipment	5 years

The Group reviews and evaluates its property, plant and equipment for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows. The Group’s estimates of future cash flows are based on numerous assumptions, and it is possible that actual future cash flows will be significantly different than the estimates which are subject to significant risks and uncertainties.  Management believes that there is no impairment to property, plant and equipment as of September 30, 2010.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

3.	SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Fair value accounting

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 820-10 (“FASB ASC 820-10) establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). As required by FASB ASC 820-10, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy under FASB ASC 820-10 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

During the three and nine months ended September 30, 2009 and 2010, the Group did not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

(d)	Revenue recognition

The Group generates its revenues from the selling of potato starch products.

Revenues from product sales are recognized only when persuasive evidence of an arrangement exists; delivery has occurred and any necessary customer acceptance has been received; the price to the customer is fixed or determinable, and collectability is reasonably assured. Generally, these criteria are met upon shipment of products and transfer of title to customers.

(e)	Income taxes

Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current period. In addition, deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry forwards.  Deferred taxes are measured by applying enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

3.	SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)	Foreign currency translation

The functional currency of HK Wai Bo is the Hong Kong Dollar (“HK$”). The functional currency of the Group’s wholly-owned PRC subsidiaries is the Chinese Renminbi Yuan, (“RMB”). The RMB is not freely convertible into foreign currencies. The Group’s Hong Kong and PRC subsidiaries’ financial statements are maintained in their respective functional currencies. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Group have been translated into United States dollars (“US$”). Assets and liabilities are translated at exchange rates at the balance sheet dates, revenue and expenses are translated at average exchange rates, and shareholders’ equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included as a foreign currency translation adjustment to other comprehensive income, a component of shareholders’ equity.

The exchange rates applied are as follows:

	September 30,	December 31,	September 30,
	2009	2009	2010
Conversion from HK$ into US$:
Period end exchange rate	7.75	7.76	7.76
Average periodic exchange rate	7.75	7.75	7.77

Conversion from RMB into US$:
Period end exchange rate	6.83	6.83	6.69
Average periodic exchange rate	6.83	6.83	6.80

4.	INVENTORIES

Inventories consist of:

	December 31,	September 30,
	2009	2010
		(Unaudited)

Raw materials	$364	$1,105
Finished goods	835	1,194

	$1,199	$2,299

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of:

	December 31,	September 30,
	2009	2010
		(Unaudited)
At cost:
Land use rights	$688	$702
Buildings	2,100	2,144
Motor vehicles	164	314
Plant and machinery	9,149	9,341
Other equipment	66	71
	12,167	12,572
Less accumulated depreciation	(3,952)	(4,779)

	$8,215	$7,793

At December 31, 2009 and September 30, 2010, property and equipment with carrying amounts of $5.7 million and $5.3 million, respectively, were pledged as collateral for bank facilities granted to the Group (Note 6). Depreciation expense for the nine months ended September 30, 2009 and 2010 was approximately $0.7 million for each period.

6.	SHORT-TERM BORROWINGS

	December 31,	September 30,
	2009	2010
		(Unaudited)

Secured bank borrowings	$2,929	$2,990
Unsecured government loans, non-interest bearing	702	-

Total short-term borrowings	$3,631	$2,990

As of September 30, 2010, the Group has borrowings from banks, expiring at various dates through December 31, 2010, primarily used to finance working capital requirements.  The interest rates for these borrowings are fixed at a rate of 5.37% per annum.  These borrowings are collateralized by certain property, plant and equipment of the Group.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

7.	INCOME TAXES

Pre-tax income from operations for the three and nine months ended September 30, 2009 and 2010, was taxable in the following jurisdiction:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Current income tax expenses - PRC	$642	$474	$1,438	$1,587

(a) United States of America

No U.S. corporate income taxes are provided for in these consolidated financial statements, as the Group is not subject to US income taxes.

(b) Hong Kong

No provision has been made for Hong Kong profits tax as the Group did not earn income subject to Hong Kong profits tax.

(c) PRC

Based on the circular entitled Scope of Preliminary Processing of Agricultural Products Entitled to Preferential Enterprise Income Tax Policies (Trial Implementation) published by the Ministry of Finance and the State Administrative of Taxation, Yunnan WeiLi, Guizhou WeiLi and Gansu WeiBao are entitled to full exemption from PRC corporate income tax beginning  January 1, 2008.  The exemption currently is not subject to any limitations.

A reconciliation of the PRC tax rate to the actual provision for taxes is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

PRC tax rate	15%	15%	15%	15%

Computed expected income tax expense	$912	$748	$2,088	$2,361
Tax exempt income – PRC subsidiaries	(963)	(756)	(2,157)	(2,380)
Hong Kong holding company losses	51	8	69	19
PRC withholding tax on undistributed earnings	642	474	1,438	1,587

	$642	$474	$1,438	$1,587

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

7.	INCOME TAXES (Continued)

Pursuant to the New Tax Law, dividends declared by the PRC subsidiaries to their parent companies incorporated in Hong Kong are subject to withholding tax.  In accordance with Caishui (2008) No. 1 “Circular 1” issued by State Tax Authorities, undistributed profits from the PRC subsidiaries up to December 31, 2007 are exempted from withholding tax when they are distributed in the future.  Current income tax expense for 2009 and 2010 includes a provision for dividend withholding tax for undistributed profits that were earned subsequent to January 1, 2008.

8.	RELATED PARTY BALANCES AND TRANSACTIONS

The amounts due to shareholders as of September 30, 2009 and 2010 and transactions of the respective periods are as follows:

	2009	2010
	(Unaudited)	(Unaudited)
Balance at January 1,	$9,964	$596
Cash advances from shareholders	7,057	1,117
Repayment of cash advances from shareholders	(9,517)	-
Increase of ordinary shares	(7,281)	-
Exchange difference	(9)	(63)
Balance at September 30,	$214	$1,650

The amounts due to shareholders are unsecured, non-interest bearing and have no fixed terms of repayment. Cash advances received from shareholders are primarily used by the Group to finance working capital requirements.

9.	CONCENTRATION OF RISK

Financial instruments that potentially subject the Group to a significant concentration of credit risk consist principally of the following:

(a)	Cash and cash deposits

The Group maintains its cash and cash deposits primarily with various China State-owned banks and Hong Kong-based financial institutions. The Group performs periodic evaluations of the relative credit standing of those financial institutions.

(b)	Trade receivables

The Group sells potato starch to customers in the PRC. Management considers that the Group’s current customers are generally creditworthy and credit is extended based on an evaluation of the customers’ financial condition. Therefore, collateral is generally not required. The Group evaluates accounts receivable for potential credit losses based on its loss history and aging analysis. Such losses have been within management’s expectations.  At December 31, 2009 and September 30, 2010, the five largest customers accounted for 15% and 32% of trade receivables, respectively.  No single customer exceeds 10% of trade receivables.  For the three and nine months ended September 30, 2009 and 2010, the five largest customers accounted for 23%, 26%, 25% and 23% net of sales, respectively.

HONG KONG WAI BO INTERNATIONAL LIMITED

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010
(UNAUDITED)
(US dollars in thousands)

9.	CONCENTRATION OF RISK (Continued)

(c)	Commodity risk

The cash flows and profitability of the Group’s current operations are significantly affected by the market price of potato starch and potatoes. These commodity prices can fluctuate widely and are affected by factors beyond the Group’s control.

(d)	Foreign currency risk

The RMB is not freely convertible into foreign currencies. The State Administration for Foreign Exchange, under the authority of People’s Bank of China, controls the conversion of the RMB into foreign currencies. The value of the RMB is subject to changes in China government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China.

10.	COMMITMENTS AND CONTINGENCIES

(a)	Capital commitments

As of September 30, 2010, the Group had entered into agreements with the People’s Government of the Zhaoyang District, Yunnan Province to purchase property, plant and equipment totaling approximately $19 million related to the construction of two production facilities.

(b)	Lease commitments

Operating lease commitments include commitments under non-cancellable lease agreements for the Group’s office premises, as well as a land lease.   The leases expire from July 2011 through October 2042.  The yearly future minimum rental payments required as of September 30, 2010 were as follows:

Year ending	Amount
2011	$464
2012	73
2013	73
2014	27
2015	22
Thereafter	602

$1,261

Rent expense under operating leases was $0.1 million, $0.1 million, $0.2 million and $0.2 million for the three and nine months ended September 30, 2009 and 2010, respectively.

11.	SUBSEQUENT EVENTS

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the consolidated financial statements for the period ended September 30, 2010, subsequent events were evaluated by management of the Company through December 6, 2010, the date on which the interim consolidated financial statements were issued.